Chase Manhattan Bank Grantor Trust 1996-A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------


Due Period 15 Beginning Date                     04/01/1997
Due Period 15 End Date                           04/30/1997
Determination Date                               05/09/1997
Remittance Date                                  05/15/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 26.0681205764

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.5237193235

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 715,505.38
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.4853306425

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,822,197.29
      B. From Current Period                                     $ 4,027,311.26
      C. Change in Amount Between Periods (Lines B - A)            $ 205,113.97

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 820,175,165.22
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.556328646925

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 42,930,322.54
      B. Available Cash Collateral Amount Percentage            5.000000000058%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 42,930,322.54
      B. For the Next Collection Period                         $ 41,008,758.26